UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 22, 2005

SPHERIX INCORPORATED.

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  301-419-3900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02            Unregistered Sales of Equity Securities

On July 22, 2005 we entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, L.P. (“Cornell”). Under the SEDA, we can require Cornell to purchase up to $4,000,000 of our common stock over a two-year period following the effective date of a registration covering the shares of our common stock to be sold to Cornell.  The SEDA transaction was described in a Form 8-K dated July 22, 2005 filed with the Securities and Exchange Commission (“SEC”) on July 25, 2005.

Through March 16, 2007 we have sold a total of 1,494,255 shares of our common stock to Cornell pursuant to the SEDA.  The specifics of these sales are set forth in separate Prospectus Supplements filed with the SEC.  We have paid the fees and expenses described in the initial Form 8-K filings with respect to these sales.

All such sales of shares of our common stock were in private transactions exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: March 16, 2007	By:	/s/ Richard C. Levin
Richard C. Levin,
President and Chief Executive Officer